As filed with the Securities and Exchange Commission on January 27, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEATTLE GENETICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	91-1874389
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(425) 527-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Clay B. Siegall, Ph.D.

President and Chief Executive Officer

Seattle Genetics, Inc.

21823 30th Drive SE

Bothell, Washington 98021

(425) 527-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sonya F. Erickson Cooley Godward Kronish LLP 719 Second Avenue Suite 900 Seattle, WA 98104-7097	Chadwick L. Mills Cooley Godward Kronish LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-147282

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	$9,300,000	$365.49

(1)	There are being registered hereunder such indeterminate number of shares of Common Stock as shall have an aggregate initial offering price not to exceed $9,300,000.
(2)	The proposed maximum aggregate offering price per share will be determined by the Registrant in connection with the issuance by the Registrant of the shares of Common Stock registered hereunder. The Registrant previously registered shares of its Common Stock having a proposed maximum aggregate offering price of $150,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-147282), which was declared effective by the Securities and Exchange Commission on December 11, 2007. Of these shares, the Registrant sold 11,500,000 shares of its Common Stock at an aggregate offering price of $103,500,000 pursuant to a Prospectus Supplement dated January 18, 2008, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of an additional $9,300,000 worth of shares of Common Stock, par value $0.001 per share, of the Registrant pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

In accordance with Rule 462(b) under the Securities Act of 1933, as amended, this registration statement incorporates by reference the contents of the Registrant’s registration statement on Form S-3 (File No. 333-147282) which was declared effective by the Securities and Exchange Commission on December 11, 2007, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein. The required opinions and consents are listed on the Exhibit Index attached to and filed with this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 27th day of January, 2009.

SEATTLE GENETICS, INC.

By:	/S/ CLAY B. SIEGALL
Name:	Clay B. Siegall, Ph.D.
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the date set forth opposite their name.

Signature	Title	Date

/S/ CLAY B. SIEGALL Clay B. Siegall, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	January 27, 2009

/S/ TODD E. SIMPSON Todd E. Simpson	Chief Financial Officer (Principal Accounting and Financial Officer)	January 27, 2009

/S/ SRINIVAS AKKARAJU* Srinivas Akkaraju, M.D., Ph.D.	Director	January 27, 2009

/S/ MARC E. LIPPMAN* Marc E. Lippman, M.D.	Director	January 27, 2009

/S/ FELIX BAKER* Felix Baker, Ph.D.	Director	January 27, 2009

/S/ FRANKLIN M. BERGER* Franklin M. Berger	Director	January 27, 2009

/S/ DAVID W. GRYSKA* David W. Gryska	Director	January 27, 2009

/S/ DANIEL F. HOTH* Daniel F. Hoth, M.D.	Director	January 27, 2009

/S/ JOHN P. MCLAUGHLIN* John P. McLaughlin	Director	January 27, 2009

/S/ DANIEL G. WELCH* Daniel G. Welch	Director	January 27, 2009

*By:	/s/ CLAY B. SIEGALL
Clay B. Siegall, Ph.D. Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of the Document
5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)

24.1	Power of Attorney (1)

(1)	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-3 (File No. 333-147282), which was declared effective by the Securities and Exchange Commission on December 11, 2007, and incorporated by reference herein.